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                                                     Exhibit (j)(1)




                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Variable Insurance Trust:

We consent to the reference to our firm under the heading "Independent Auditors" in the statement of additional information for series 1 and series 2 of the ING GET U.S. Core Portfolio.

/s/ KPMG LLP

Boston, Massachusetts
May 28, 2003